UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2016

AMERI METRO, INC

(Exact name of registrant as specified in its charter)

Delaware	000-54546	45-1877342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd. York, PA 17402

(Address of principal executive offices) (Zip Code)

717-701-7726

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Item 8.01 Other Events:

As of May 5, 2016, Ameri Metro, Inc. (the “Company”) has completed multiple meetings with the Appalachian Regional Commission. Their region consists of 420 counties in 13 states, serving more than 25 million people. The Company presented a project as a total package thereby providing the municipalities with the complete overview and relieving it of the time and costs involved in studying the proposal, seeking pricing information and projecting results. In addition, the Company believes that it may be able to effect economies of scale by purchasing new and renovating existing equipment and facilities on an integrated regional basis rather than in fractured individual areas or small municipalities.  The project also would create many jobs in the areas that the facilities are located in.

The non-profit, High Speed Rail Facilities Inc., has been identified in House Resolution 948 of the 2016 Georgia Legislative Session. The high speed rail will connect freight and passenger services from Georgia to Alabama and throughout Georgia.

The Company also recently met with the Port of Freeport and Brazoria-Fort Bend Rail District, to expand the port operations along with passenger and freight rail. The Company has also been in discussions with elected officials concerning expansion of the port in Philadelphia, Pennsylvania.

Based on the Coast to Coast Passenger Rail Ridership and Cost Estimate Study, prepared by TEMS, consultants to the Company, Michigan is ready for design build upon funding being available. The New York - Washington corridor is the highest ranking corridor in the U.S. and is the only corridor that could be developed without or only limited government funds, according to a feasibility study prepared by TEMS. As such, the corridor could provide an operating cash flow that can pay back the 35 Billion capital cost from the fare box. High Speed Rail Technologies Inc. will provide technology services of intellectual property use for the Company operations.  That will include composite rebar manufacturing plant and product for the Alabama Toll Way Facility and rail car technology for DMU (Diesel Multi Unit Technology) along with composite rail road ties.

The Company has taken steps to implement its business model and financing mechanism to facilitate the demand for infrastructure improvements. The Company plans to develop projects as opportunities are presented, related or ancillary to the transportation or transportation-related fields.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.12

Intended use of Master Trust Indentures

10.13

Economic Impact Surface Transportation

10.13

Alabama House Joint Resolution H. J. R. 459 & H. J. R. 456

10.14

Government Resolutions

10.15

Market Conditions for Bond Portfolio

10.16

Ameri Metro Inc. Pipeline TEMS Report

10.17

Appalachian Regional Commission Corridor Documents

10.18

HSR Passenger Services Inc. for Florida-Alabama TPO Indenture

10.19

ATFI 2016 Documents

10.20

Mobil Trade Corridor

10.21

Atlantic Energy and Utilities Documents

10.22

High Speed Rail Facilities Inc. Master Trust Indenture Documents

10.23

HSR Freight and Passenger for Port Freeport Brazoria Texas Documents

10.24

High Speed Rail Facilities Provider Inc. Master Trust Indenture Documents

10.25

Port Ostia Air Cargo Documents

10.26

Portus De Jewel Mexico Documents

10.27

KSJM International Airport Documents

10.28

HSR Freight Line Inc Phil. Regional Port Authority Documents

10.29

HSR Freight Line Inc. Documents

10.30

HSR Passenger Services, Inc. Documents

10.31

HSR Technologies Documents

10.32

Malibu Homes Inc. Documents

10.33

Platinum Media Inc Documents

10.34

Port of De Claudius Inc Documents

10.35

 Lord Chauffeurs LTD Documents

*10.36

  Michigan COAST-TO-COAST PASSENGER RAIL Documents

*10.37   New York Washington HS Rail Corridor Documents

*10.38   Port of Ostia Inc. Ann Charles International Cargo Airport Brazoria Tx Indentures Documents

*10.39   Texas International Trade Corridor Documents

*10.40   Ameri Metro AMGTI Overview Report

*10.41   Land Purchase Agreement

*10.42

  Master Consulting Agreement

*10.43

  Master Trustee Agreement

*10.44

  Virginia Crescent Line

* These Exhibits 10.36-10.44 exceeded the amount of space allowed on the SEC website template. They will be filed in an 8-K/A on May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERI METRO, INC.

By:  /s/ Debra A Mathias      .

Date: May 12, 2016

Name:  Debra A Mathias

Title: Chief Executive Officer.

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